UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: November 10, 2014

Professional Diversity Network, Inc.
(Exact Name of Registrant as specified in its charter)

Delaware	001-35824	80-0900177
(State or other	(Commission File No.)	(IRS Employer
jurisdiction of		Identification Number)
incorporation or
organization)

801 W. Adams Street, Suite 600
Chicago, Illinois 60607
(312) 614-0950
(Address, including zip code, and telephone number
including area code of Registrant’s
principal executive offices)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On November 14, 2014, Professional Diversity Network, Inc. (the “Company”) issued a press release and is holding a conference call regarding financial results for the third quarter ended September 30, 2014. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

The information furnished under this Item 2.02 of this Form 8-K, and the exhibit attached, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.07 Submission of Matters to a Vote of Security Holders

The following are the voting results on each matter submitted to the stockholders of the Company at its Annual Meeting of Stockholders held on November 10, 2014.

Proposal 1: The Company’s stockholders elected the following nine nominees as directors, to serve until the next Annual Meeting of Stockholders and until their respective successors are duly elected and qualified, by the following vote:

Name	For	Withheld	Broker Non-Votes
James Kirsch	9,157,127	2,400	962,176
Donna Brazile	9,157,127	2,400	962,176
Star Jones	9,157,127	2,400	962,176
Daniel Marovitz	9,157,127	2,400	962,176
Stephen Pemberton	9,157,127	2,400	962,176
Matthew Proman	9,157,127	2,400	962,176
Barry Feierstein	9,157,127	2,400	962,176
Andrea Sáenz	9,120,430	39,097	962,176
Randi Zuckerberg	9,157,127	2,400	962,176

Proposal 2: The Company’s stockholders voted to ratify the appointment of Marcum LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2014, by the following vote:

For	Against	Abstentions
10,120,303	0	1,400

Item 9.01. Financial Statement and Exhibits.
(d) Exhibits
99.1	Press release of Professional Diversity Network, Inc., dated November 14, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROFESSIONAL DIVERSITY NETWORK, INC.

Date: November 14, 2014	By:	/s/ David Mecklenburger
David Mecklenburger
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of Professional Diversity Network, Inc., dated November 14, 2014.